UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2020, Charles & Colvard, Ltd. (the “Company”) received a notification letter from Nasdaq’s Listing Qualifications Department indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) because the minimum bid price of its common stock on the Nasdaq Capital Market has closed below $1.00 per share for 30 consecutive business days. The notification letter has no immediate effect on the Nasdaq listing or trading in the Company’s common stock.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until September 21, 2020, to regain compliance with the minimum $1.00 bid price per share requirement. To regain compliance, any time before September 21, 2020, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

On September 21, 2020, if the Company’s market value of publicly held shares is at least $1 million, the Company meets the other initial listing criteria for The Nasdaq Capital Market (except for the minimum bid price requirement), and the Company notifies Nasdaq of its intention to cure the deficiency, the Company may be provided with an additional 180 calendar day compliance period to regain compliance. If the Company is not eligible for an additional compliance period at that time, Nasdaq will provide the Company with written notification that its common stock will be subject to delisting. Upon such notice, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. There can be no assurance that, if the Company appeals Nasdaq’s determination, such appeal would be successful.

The Company intends to actively monitor the bid price of its common stock and will consider available options to regain compliance with the listing requirements.

Item 7.01	Regulation FD Disclosure.

As of March 25, 2020, the Company is closely monitoring the evolving COVID-19 situation and has been adjusting its business operations as part of its response to provide customers with e-commerce capabilities and customer service, while ensuring the safety of employees. The Company continues to receive and fulfill customer orders, however, the Company has recently seen a negative impact on traffic to the Company’s e-commerce site, given consumer concerns and changes related to COVID-19. In addition, certain of the Company's Traditional segment customers have suspended operations. Based on the macro uncertainty and rapidly changing global business environment, the Company may experience unpredictable demand for and availability of its products. However, the Company operates a global supply chain that may provide flexibility to leverage the production and distribution systems of its third-party partners should any disruption occur at its North Carolina distribution center.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 25, 2020	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer